Exhibit 10.3

[Employee/Director – Time-Based Vesting]

NOTICE OF RESTRICTED STOCK UNIT GRANT UNDER THE

DIAMEDICA THERAPEUTICS INC. 2019 OMNIBUS INCENTIVE PLAN

Pursuant to the DiaMedica Therapeutics Inc. 2019 Omnibus Incentive Plan (as may be amended from time to time, the “Plan”), DiaMedica Therapeutics Inc., a corporation organized under the laws of British Columbia (including any successor thereto as provided in Section 22.5 of the Plan, the “Company”), hereby grants to the individual named below (the “Participant”) the number of Restricted Stock Units (as defined in the Plan) set forth below (the “Restricted Stock Units”). The Restricted Stock Units are subject to all of the terms and conditions set forth in this Notice of Restricted Stock Unit Grant (this “Grant Notice”), in the Restricted Stock Unit Award Agreement attached hereto (the “Award Agreement”), and in the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein will have the meaning set forth in the Plan. This Restricted Stock Units grant has been made as of the grant date indicated below, which shall be referred to as the “Grant Date.”

Grant ID:	[Insert Grant ID number]

Participant:	[Insert Participant Name]

Grant Date:	[Insert Grant Date]

Total Number of
Restricted Stock Units:	[Insert Number of Underlying Shares], subject to adjustment as provided in the Plan.

Vesting Schedule:	Except as otherwise provided in Section 3 of the Award Agreement, the Restricted Stock Units will vest:

[on a cumulative basis, over a ____-year period and as follows: (i) on the ____-year anniversary of the Grant Date with respect to one-____ of the number of Restricted Stock Units subject thereto on the Grant Date, (ii) on the ____-year anniversary of the Grant Date with respect to an additional one-_____ of the number of Restricted Stock Units subject thereto on the Grant Date, (iii) on the ____-year anniversary of the Grant Date with respect to an additional one ____ of the number of Restricted Stock Units subject thereto on the Grant Date; and (iv) on the ____-year anniversary of the Grant Date with respect to the remaining Restricted Stock Units subject thereto on the Grant Date];

OR

[in full on [_________]/the [one/two/three/four/other]-[year/month] anniversary of the Grant Date];

Provided, however, that the Participant remains continuously employed by or provides services to the Company, or one of its Subsidiaries or Affiliates, through the applicable vesting date.

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The Participant must accept this Restricted Stock Unit grant by executing this Grant Notice in the space provided below and returning such original execution copy to the Company or otherwise indicating affirmative acceptance of the Restricted Stock Unit grant electronically pursuant to procedures established by the Company and/or its third party administrator. Execution or affirmative acceptance of this Grant Notice by electronic means represents an agreement and acceptance to execute or accept this Grant Notice by electronic means in accordance with the United States ESIGN Act (15 U.S.C. Chapt. 96, et al.) or other Applicable Law. The undersigned Participant acknowledges that he or she has received a copy of this Grant Notice, the Award Agreement, the Plan and the Plan Prospectus. As an express condition to the grant of the Restricted Stock Units hereunder, the Participant agrees to be bound by the terms of this Grant Notice, the Award Agreement and the Plan. The Participant has read carefully and in its entirety the Award Agreement and specifically the acknowledgements in Section 7.9 thereof. This Grant Notice, the Award Agreement and the Plan set forth the entire agreement and understanding of the Company and the Participant with respect to the grant, vesting and administration of this Restricted Stock Units award and supersede all prior agreements, arrangements, plans and understandings. This Grant Notice (which includes the attached Award Agreement) may be executed in two counterparts each of which will be deemed an original and both of which together will constitute one and the same instrument.

DIAMEDICA THERAPEUTICS INC.	Participant

By: [Name of Officer]	[Name of Participant]
Title: [Title of Officer]

2

RESTRICTED STOCK UNIT AWARD AGREEMENT

Pursuant to the Notice of Restricted Stock Unit Grant (the “Grant Notice”) to which this Restricted Stock Unit Award Agreement (this “Agreement”) is attached and which Grant Notice is included in and part of this Agreement, and subject to the terms of this Agreement and the DiaMedica Therapeutics Inc. 2019 Omnibus Incentive Plan (as may be amended from time to time, the “Plan”), DiaMedica Therapeutics Inc., a corporation organized under the laws of British Columbia (including any successor thereto as provided in Section 22.5 of the Plan, the “Company”), and the Participant named in the Grant Notice (the “Participant”) agree as follows:

1.          Incorporation of Plan; Definitions. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement will be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement or in the Grant Notice will have the same meanings as set forth in the Plan. The provisions of this Agreement will be interpreted as to be consistent with the Plan and any ambiguities in this Agreement will be interpreted by reference to the Plan. In the event that any provision of this Agreement is not authorized by or is inconsistent with the terms of the Plan, the terms of the Plan will prevail. Pursuant to and in accordance with the terms of the Plan, the Committee will have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations thereunder, and its decision will be final, binding and conclusive upon the Participant and his or her legal representatives in respect of any questions arising under the Plan or this Agreement. A copy of the Plan and the Plan Prospectus have been delivered to the Participant together with this Agreement.

2.          Grant of Restricted Stock Units. The Company hereby grants to the Participant that number of Restricted Stock Units as set forth in the Grant Notice, subject to adjustment as provided in the Plan, and each of which, once vested pursuant to this Agreement, will be settled in one (1) voting common share, no par value, of the Company (each, a “Share” and collectively, the “Shares”), subject to the terms, conditions and restrictions set forth herein and in the Plan. Reference in this Agreement to the Restricted Stock Units will be deemed to include the Dividend Equivalents with respect to such Restricted Stock Units as set forth in Section 4.2 of this Agreement.

3.           Vesting and Conditions to Issuance of Common Stock; Forfeiture.

3.1     Service-Based Vesting Condition. Except as otherwise provided in this Section 3 or this Agreement or the Plan, the Restricted Stock Units will vest and such vested Restricted Stock Units will be converted to Shares immediately thereafter in the amounts and on the date(s) as indicated in the Vesting Schedule set forth in the Grant Notice (each a “Vesting Date”) and as set forth in this Agreement and in the Plan; provided, however, that the Participant remains continuously employed by or provides services to the Company, or one of its Subsidiaries or Affiliates, through the applicable Vesting Date.

3.2     Change in Control. Except as otherwise provided in an Individual Agreement between the Company, or one of its Subsidiaries or Affiliates, and the Participant, upon a Change in Control, the Restricted Stock Units will be subject to Section 15 of the Plan.

3.3     Effect of Termination of Employment or Other Service. Except as otherwise provided in Section 13.4 or 13.5 of the Plan or in an Individual Agreement between the Company, or one of its Subsidiaries or its Affiliates, and the Participant, in the event the Participant’s employment or other service with the Company, including its Subsidiaries and Affiliates, is terminated for any reason, including for Cause, by reason of death, Disability or Retirement of the Participant, all outstanding but unvested Restricted Stock Units held by the Participant as of the effective date of such termination will be terminated and forfeited.

3.4     Effect of Actions Constituting Cause or Adverse Action; Forfeiture or Clawback. The Restricted Stock Units are subject to the forfeiture provisions set forth in Section 13.5 of the Plan, including those applicable if the Participant is determined by the Committee to have taken any action that would constitute Cause or an Adverse Action and any forfeiture or clawback requirement under Applicable Law or any policy adopted from time to time by the Company.

4.           Settlement; Issuance of Common Stock.

4.1     Timing and Manner of Settlement. Vested Restricted Stock Units will be converted to Shares which the Company will issue and deliver to the Participant (either by delivering one or more certificates for such shares or by entering such shares in book entry form in the name of the Participant or depositing such shares for the Participant’s benefit with any broker with which the Participant has an account relationship or the Company has engaged to provide such services under the Plan, as determined by the Company in its sole discretion) within seventy four (74) days following the Vesting Date, except to the extent that Shares are withheld to pay tax withholding obligations pursuant to Section 6 of this Agreement or the Participant has properly elected to defer income that may be attributable to such Restricted Stock Units under a Company deferred compensation plan or arrangement. Payment of amounts under this Agreement (by issuance of Shares or otherwise) is intended to comply with the requirements of an exception to Section 409A of the Code and this Agreement shall in all respects be administered and construed to give effect to such intent. The Committee in its sole discretion may accelerate or delay the distribution of any payment under this Agreement to the extent allowed under Section 409A of the Code.

4.2     Dividends Equivalents. The Restricted Stock Units are being granted with an equal number of Dividend Equivalents. Such Dividend Equivalents entitle the Participant to be credited with any amount equal to all cash dividends paid on one Share for each Restricted Stock Unit while the corresponding Restricted Stock Unit is outstanding. Dividend Equivalents will be converted into additional Restricted Stock Units and will be subject to the same conditions and restrictions as the Restricted Stock Units to which they attach. The number of additional Restricted Stock Units to be received as Dividend Equivalents will be determined by dividing the cash dividend per share by the Fair Market Value of one Share on the dividend payment date. Dividend Equivalents as to the Restricted Stock Units will be subject to forfeiture and termination to the same extent as the corresponding Restricted Stock Units as to which the Dividend Equivalents relate.

5.           Rights of Participant.

5.1     Employment or Other Service. Nothing in this Agreement will interfere with or limit in any way the right of the Company, or one of its Subsidiaries or Affiliates, to terminate the employment or service of the Participant at any time, nor confer upon the Participant any right to continue employment or service with the Company, or one of its Subsidiaries or Affiliates.

5.2     Rights as a Shareholder. The Participant will have no rights as, or privileges of, a shareholder of the Company, with respect to Shares covered by the Restricted Stock Units unless and until the Participant becomes the holder of record of such Shares issued in settlement of the Restricted Stock Units (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company or electronic delivery of such Shares has been made to Participant’s designated brokerage account).

5.3     Restrictions on Transfer. Except pursuant to testamentary will or the laws of descent and distribution or as otherwise expressly permitted by the Plan, no right or interest of the Participant in the Restricted Stock Units prior to the vesting, issuance or settlement of the Restricted Stock Units will be assignable or transferable, or subjected to any lien, during the lifetime of the Participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise. Any attempt to transfer, assign or encumber the Restricted Stock Units other than in accordance with this Agreement and the Plan will be null and void and the Restricted Stock Units for which the restrictions have not lapsed will be forfeited and immediately returned to the Company.

6.           Withholding Taxes. The Company is entitled to (a) withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company, or one of its Subsidiaries or Affiliates), or make other arrangements for the collection of, all amounts the Company reasonably determines are necessary to satisfy any and all federal, foreign, state and local withholding and employment related tax requirements attributable to the Restricted Stock Units, including the grant, vesting or settlement of, or payment of Dividend Equivalents with respect to, the Restricted Stock Units, or (b) require the Participant promptly to remit the amount of such withholding to the Company before taking any action, including issuing any shares of Shares, with respect to the Restricted Stock Units. The Committee may, in its sole discretion and upon terms and conditions established by the Committee, permit or require the Participant to satisfy, in whole or in part, any withholding or employment related tax obligation in connection with the Restricted Stock Units by withholding Shares issuable upon settlement of the Restricted Stock Units. When withholding Shares for taxes is effected under this Agreement and the Plan, Shares will be withheld only up to an amount based on the maximum statutory tax rates in the Participant’s applicable tax jurisdiction or such other rate that will not trigger a negative accounting impact on the Company.

7.           Miscellaneous.

7.1     Governing Law. The validity, construction, interpretation, administration and effect of this Agreement and any rules, regulations and actions relating to this Agreement will be governed by and construed exclusively in accordance with the laws of the State of Delaware, notwithstanding the conflicts of laws principles of any jurisdictions.

7.2     Interpretation. Any dispute regarding the interpretation of this Agreement will be submitted by the Participant or by the Company forthwith to the Committee for review. The resolution of such a dispute by the Committee will be final and binding on all parties.

7.3     Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement will be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.

7.4     Notices. All notices, requests or other communications provided for in this Agreement must be made, if to the Company, to DiaMedica Therapeutics Inc., Attn: Chief Financial Officer, 2 Carlson Parkway, Suite 260, Minneapolis, MN 55447, and if to the Participant, to the last known mailing address of the Participant contained in the records of the Company. All notices, requests or other communications provided for in this Agreement must be made in writing either (a) by personal delivery, (b) by facsimile or electronic mail with confirmation of receipt, (c) by mailing in the United States mails or (d) by express courier service. The notice, request or other communication will be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile or electronic mail transmission or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication sent to the Company is not received during regular business hours, it will be deemed to be received on the next succeeding business day of the Company.

7.5     Electronic Delivery and Acceptance. The Company may, in its sole discretion, deliver any documents related to the Restricted Stock Units by electronic means or request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive all applicable documentation by electronic delivery and to participate in the Plan through an on-line system established and maintained by the Company or a third party vendor designated by the Company.

7.6     Other Laws. The Company will have the right to refuse to issue to the Participant or transfer any Shares subject to the Restricted Stock Units if the Company acting in its absolute discretion determines that the issuance or transfer of such shares might violate any Applicable Law.

7.7     Investment Representation. The Participant hereby represents and covenants that (a) any Share acquired upon the vesting of the Restricted Stock Units will be acquired for investment and not with a view to the distribution thereof within the meaning of the United States Securities Act of 1933, as amended (the “Securities Act”), unless such acquisition has been registered under the Securities Act and any applicable state securities laws; (b) any subsequent sale of any such shares will be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws; and (c) if requested by the Company, the Participant will submit a written statement, in form satisfactory to the Company, to the effect that such representation (x) is true and correct as of the date of vesting of any Shares hereunder or (y) is true and correct as of the date of any sale of any such share, as applicable. As a further condition precedent to the delivery to the Participant of any Shares subject to the Restricted Stock Units, the Participant will comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance or delivery of the shares and, in connection therewith, will execute any documents which the Company will in its sole discretion deem necessary or advisable.

7.8     Non-Negotiable Terms. The terms of this Agreement and the Restricted Stock Units are not negotiable, but the Participant may refuse to accept the Restricted Stock Units by notifying the Company’s Chief Financial Officer in writing within thirty (30) day after the Grant Date set forth in the Grant Notice.

7.9     Acknowledgement by the Participant. In accepting the Restricted Stock Units, the Participant hereby acknowledges that:

(a)     The Plan is established voluntarily by the Company, it is discretionary in nature, and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan.

(b)     The grant of the Restricted Stock Units is voluntary and does not create any contractual or other right to receive future awards of Restricted Stock Units, or benefits in lieu of Restricted Stock Units, even if Restricted Stock Units have been granted repeatedly in the past.

(c)     All decisions with respect to future Restricted Stock Units award grants, if any, will be at the sole discretion of the Company.

(d)     The Participant is voluntarily participating in the Plan.

(e)     The award of Restricted Stock Units is an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company, or one of its Subsidiaries or Affiliates, and which is outside the scope of the Participant’s employment contract, if any.

(f)     The award of Restricted Stock Units is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company, or one of its Subsidiaries or Affiliates.

(g)     The award of Restricted Stock Units or this Agreement will not be interpreted to form an employment contract with the Company, or one of its Subsidiaries or Affiliates.

(h)     The future value of the Shares subject to the Restricted Stock Units is unknown and cannot be predicted with certainty and if the Restricted Stock Units vest and the Shares become issuable in accordance with the terms of this Agreement, the value of those Shares may increase or decrease.

(i)     In consideration of the grant of the Restricted Stock Units, no claim or entitlement to compensation or damages shall arise from termination of the Restricted Stock Units or diminution in value of the Restricted Stock Units or Shares acquired upon vesting of the Restricted Stock Units resulting from termination of employment by the Company, or one of its Subsidiaries or Affiliates (for any reason whatsoever and whether or not in breach of applicable labor laws) and the Participant hereby irrevocably releases the Company, including its Subsidiaries and Affiliates, from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by acceptance of the Restricted Stock Units, the Participant shall be deemed irrevocably to have waived his or her entitlement to pursue such claim.

(j)     In the event of termination of the Participant’s employment with the Company, or one of its Subsidiaries or Affiliates, (whether or not in breach of local labor laws), the Participant’s right to receive the Restricted Stock Units and vest in the Restricted Stock Units under the Plan, if any, will terminate effective as of the date of termination of his or her active employment as determined in the sole discretion of the Committee and will not be extended by any notice of termination of employment or severance period provided to the Participant by contract or practice of the Company, or one of its Subsidiaries or Affiliates, or mandated under local law and the Committee will have the sole discretion to determine the date of termination of the Participant’s active employment for purposes of the Restricted Stock Units.

(k)     Neither the Company nor one of its Subsidiaries or Affiliates, is providing any tax, legal or financial advice, nor is the Company, or one of its Subsidiaries or Affiliates, making any recommendations regarding the Participant’s participation in the Plan, acceptance of the Restricted Stock Units, acquisition of Shares upon vesting of the Restricted Stock Units or any sale of such shares.

(l)     The Participant has been advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

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